Exhibit 10.1

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this “Sublease”) is made and entered into this 7th day of May 2024 (the “Effective Date”), by and between the SENTI BIOSCIENCES, INC., a Delaware corporation (hereinafter referred to as the “Sublandlord”) and GENEFAB, LLC, a Delaware limited liability company (hereinafter referred to as the “Subtenant”) (each a “Party”, and together, the “Parties”).
W I T N E S S E T H:
    WHEREAS, pursuant to that certain Lease Agreement between Britannia Biotech Gateway Limited Partnership, a Delaware limited partnership (the “Prime Landlord”) and Sublandlord, dated as of July 17, 2018, as amended by that certain First Amendment to Lease dated May 8, 2019 (the “First Amendment”), as further amended by that certain Second Amendment to Lease, dated June 17, 2020 (the “Second Amendment”), as further amended by that certain Third Amendment to Lease dated May 3, 2021 (the “third Amendment”, and collectively with the First and Second Amendments, the “Prime Lease”), for certain space located at Two Corporate Drive, South San Francisco, California (the “Building”), containing approximately 38,694 rentable square feet, as more particularly described in the Prime Lease (the “Master Premises”). Capitalized terms used, but not defined, herein have the meanings set forth in the Prime Lease, a redacted copy of which has been previously provided to Subtenant and is attached as Exhibit A; and
    WHEREAS, Subtenant and Sublandlord are parties to that certain Contract Use Agreement dated as of August 07, 2023 (the “License”) where Subtenant, as contractor, has access to and use of a portion of the Master Premises;
    WHEREAS, subject to the terms and conditions of this Sublease, Sublandlord desires to sublease to Subtenant, and Subtenant desires to sublease from Sublandlord, a portion of the Master Premises consisting of approximately 7,117 rentable square feet on the first floor, as depicted in Exhibit A attached hereto (the “Subleased Premises”).
    NOW, THEREFORE, for and in consideration set forth herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned Parties, and their successors and assigns, hereby agree as follows:
1.    Basic Sublease Provisions. The information set forth in this section (the “Basic Sublease Provisions”) is intended to supplement and/or summarize the provisions set forth in the balance of this Sublease. Each reference in this Sublease to any of the terms set forth below shall mean the respective information set forth next to such term as amplified, construed or supplemented by the particular Section(s) of the Sublease pertaining to such information. Unless otherwise expressly defined in this Sublease, the capitalized terms in the left column immediately below shall have the meaning (and are hereby defined as) set forth in the column immediately to the right of the applicable capitalized term.

Prime Landlord:	Britannia Biotech Gateway Limited Partnership
Prime Landlord’s Address for Notices:
3760 Kilroy Airport Way, Suite 300
Long Beach, CA 90806-2473
Attn: Legal Department

With a copy to:

HCP Life Science Estates
950 Tower Lane, Suite 1650
Foster City, CA 94404

And a copy to:

Allen Matkins Leck Gamble Mallory & Natsis LLP
1901 Avenue of the Stars, Suite 1800
Los Angeles, California 90067
Attention: Anton N. Natsis, Esq.

Sublandlord:	SENTI BIOSCIENCES, INC.
Sublandlord’s Address for Notices:	Senti Biosciences, Inc. Two Corporate Drive South San Francisco, CA 94080 Attn: Facilities Manager Telephone: (650) 491-9644
with a copy to: Cooley LLP 101 California Street, 5th Floor San Francisco, CA 94111 Attn: Rachel Antoinette Boyce
Subtenant:	GENEFAB, LLC
Subtenant’s Address for Notices:	At the Premises Attn: Phillip Lee With an email copy to: Valence LLP Attn: Krista Kim notices@valencelaw.com

Subleased Premises:
7,117 rentable square feet on the first floor of the Premises, which includes such shared space (the “Shared Space”) as the same is outlined and depicted on Exhibit A attached hereto and exclusive use space as depicted on Exhibit A. For clarity, [***] of the warehouse space depicted on Exhibit A shall be allocated to Subtenant’s use and [***] of the breakroom area shall be allocated to Subtenant’s use.

Building:	Two Corporate Drive, South San Francisco, California
Base Rent:	7,117 rentable square feet on the first floor of the Premises, which includes such shared space (the “Shared Space”) as the same is outlined and depicted on Exhibit A attached hereto and exclusive use space as depicted on Exhibit A. For clarity, [***] of the warehouse space depicted on Exhibit A shall be allocated to Subtenant’s use and [***] of the breakroom area shall be allocated to Subtenant’s use.
Commencement Date:	The date of Prime Landlord’s Consent (herein defined).
Expiration Date:	April 30, 2027, subject to earlier termination in accordance with the terms of this Sublease.
Subtenant’s Insurance:	As specified for “Tenant” in Section 10.3 of the Prime Lease.

2.    Effectiveness Contingent Upon Prime Landlord’s Consent. Sublandlord and Subtenant expressly acknowledge and agree that this Sublease is subject to Prime Landlord’s written consent and that this Sublease shall not be effective unless and until Prime Landlord shall have consented in writing to this Sublease (“Prime Landlord’s Consent”). Sublandlord will use customary commercially reasonable efforts to obtain the Prime Landlord’s Consent (which shall not obligate Sublandlord to incur more than de minimis additional costs, or take on more than de minimis additional liabilities, except as expressly stated herein). Any legal fees, fees or other consideration charged by Landlord for its review of, and consent to, this Sublease shall be borne solely by Sublandlord. Subtenant will use customary commercially reasonable efforts to cooperate with the Sublandlord to obtain the Prime Landlord’s Consent (which shall not obligate Subtenant to incur more than de minimis additional costs, or take on more than de minimis additional liabilities). Subtenant and Sublandlord hereby acknowledge and agree that the transaction contemplated by this Sublease shall in no circumstances be deemed an assignment of Sublandlord’s interest in the Prime Lease to Subtenant. Subtenant and Sublandlord each waive any right to assert that the Sublease constitutes an assignment of Sublandlord’s interest in the Prime Lease to Subtenant. In the event Sublandlord or Subtenant shall make any such assertion, the party which made such assertion shall indemnify and hold harmless the other party and Prime Landlord from and against any and all reasonable costs, expenses, losses, liabilities and claims (including, without limitation, attorneys’ fees) incurred by the other party and Prime Landlord in connection with such assertion.
3.    Subleased Premises.

(a)    Subject to the written consent of Prime Landlord, Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Subleased Premises. Additionally, Subtenant is hereby granted the nonexclusive right to use the common areas of the Building to the extent of Sublandlord’s rights to use of the same pursuant to the Prime Lease, in common with other tenants in the Building (collectively, the “Common Areas”), each throughout the Term (as defined in Section 3). Subtenant covenants that its use of the Subleased Premises and Common Areas shall at all times comply with any and all terms, conditions and provisions of the Prime Lease and with any rules and regulations established by Prime Landlord and Sublandlord from time to time pursuant to the Prime Lease. The Subleased Premises shall not be subject to measurement or adjustment during the Term except due to physical changes to the square footage (e.g. due to casualty or condemnation).

(b)     Sublandlord and Subtenant acknowledge and agree that Subtenant is currently a licensee of a portion of the Subleased Premises pursuant to the License, and has therefore examined such portion of the Subleased Premises and is familiar with the same. Sublandlord shall deliver, and Subtenant shall accept, the Subleased Premises, upon and subject to the terms and conditions herein set forth, and otherwise in its “AS IS, WHERE IS AND WITH ALL FAULTS” condition. Except as otherwise provided in this Sublease, Subtenant hereby waives all warranties, whether express or implied (including warranties of merchantability or fitness for a particular purpose), with respect to the Subleased Premises or any furniture, fixtures and equipment located therein.

(c)    Subtenant acknowledges and agrees that no representations or warranties, express or implied, have been made by or on behalf of the Sublandlord with respect to the condition of the Subleased Premises, compliance with any Laws, statutes, or regulations, including, but not limited to, the Americans with Disabilities Act of 1991, 42 USC § 1201 et seq. and all regulations applicable thereto promulgated as of the date hereof (collectively “ADA”), or the use or occupation that may be made thereof, all of which are hereby expressly disclaimed by Sublandlord and waived by Subtenant, and that Sublandlord shall in no event whatsoever be liable for any latent defects in the Subleased Premises or in the furniture, furnishings, fixtures, or equipment therein. Sublandlord have no obligation for completing any alterations, improvements, repairs or decorations to all or any portion of the Subleased Premises, or provide an allowance for the same or any other reason, either prior to the Commencement Date or during the term of this Sublease, or any extension thereof.

(d)    Provided that Subtenant is not in default of this Sublease beyond any applicable notice and cure periods, Subtenant shall peaceably and quietly hold and enjoy the Subleased Premises for the Term, without hindrance from Sublandlord or any party claiming by, through, or under Sublandlord, subject to the terms and conditions of this Sublease and the underlying Prime Lease, where applicable.

(e)    The parties agree to the following allocation of risk with respect to their use of the Shared Areas:

(i)    Notwithstanding anything to the contrary in the Sublease, (i) Subtenant shall be responsible for, and shall indemnify, defend and hold Sublandlord harmless against any damage, injury, or claims caused by or attributable to Subtenant, its agents, employees, representatives, or contractors in the Shared Area, and (ii) Sublandlord shall be responsible for, and shall indemnify, defend and hold Subtenant harmless against any damage, injury, or claims caused by or attributable to Sublandlord, its agents, employees, representatives, or contractors in the Shared Area.
(ii)    In the event of damage, injury, or claims arising from circumstances where both Subtenant and Sublandlord, or their respective agents, employees, representatives, or contractors, are found to be contributory, liability shall be allocated between Subtenant and Sublandlord on a proportionate basis, reflective of each party's contribution to the fault as determined by a mutually agreed upon mediator, or, absent such agreement, by a court of competent jurisdiction. Both parties agree to negotiate in good faith to establish the degree of fault and corresponding liability.
(iii)    Subtenant’s obligation to decommission the Subleased Premises in accordance with the requirements of the Prime Lease shall not be deemed to require Subtenant to perform decommissioning work on the Shared Area.
(iv)    Subtenant’s obligation to repair and maintain the Subleased Premises in accordance with the terms and conditions of the Prime Lease attributable to the Subleased Premises shall not be deemed to require Subtenant to repair or maintain the Shared Area, except to the extent of damage caused by Subtenant or its agents, employees, representatives, or contractors, and provided that Subtenant pays Subtenant’s proportionate shares of the Pass Through Costs for the cost of janitorial services for the Shared Space as reflected on Exhibit C.
4.    Term. The term of this Sublease shall begin on the Commencement Date and expire at 5:00 pm on the Expiration Date (the “Term”), unless sooner terminated as hereinafter set forth or by operation of law. Notwithstanding the foregoing, the Term shall automatically terminate upon the expiration or earlier termination of the Prime Lease, provided, however, Subtenant’s obligations hereunder shall survive such termination if the same is due to Subtenant’s failure to comply with the terms of this Sublease or the Prime Lease or if the express terms of this Sublease state that the obligation survives expiration or earlier termination of this Sublease. Subtenant has no right to access or use all or any part of the Subleased Premises under this Sublease prior to the date all of the following have occurred: (a) the Commencement Date, (b) the receipt of Prime Landlord’s Consent, (c) Sublandlord’s receipt of certificates for all the insurance required to be obtained and maintained by Subtenant under this Sublease, and (d) receipt of Exhibit E to the Prime Lease completed by Subtenant.
5.    [Reserved].
6.    Use, Services.

(a)    Subtenant shall use and occupy the Subleased Premises solely for the Permitted Use as set forth in Section 7 of the Summary in the Prime Lease (the “Permitted Use”). Without the prior written consent of Prime Landlord and Sublandlord, the Subleased Premises will not be used for any other purposes.
(b)    Except as provided herein, Sublandlord shall have no obligation to provide to the Subleased Premises with any services or utilities (including without limitation telephone or internet services) and shall have no liability for any interruption in utilities of services to the Subleased Premises. Sublandlord shall not be responsible or liable in any way for any failure or interruption, for any reason whatsoever, of the services, utilities or facilities that may or should be appurtenant or supplied to the Subleased Premises by Prime Landlord, and no such failure will in any way excuse Subtenant’s performance under this Sublease or entitle Subtenant to any abatement of Rent, unless such failure is a result of or arises from the negligence or willful misconduct of Sublandlord, its agents, employees, representatives, or contractors, or Sublandlord’s default under the Prime Lease, in which event Subtenant may contract directly with Prime Landlord to restore such interrupted utilities and services. Except as provided in this Section 6, Subtenant shall pay to Sublandlord as Rent hereunder any and all sums which Sublandlord is required to pay to Prime Landlord pursuant to the Prime Lease arising out of excess consumption of utilities by Subtenant or a request by Subtenant for additional building services at the Subleased Premises during the Term (e.g., charges associated with after-hours HVAC usage and over-standard electrical charges).
(c)    Building Access. Subject to the terms and the conditions of the Prime Lease, and the rules and regulations attached thereto, and except when and where Subtenant' s right of access is specifically excluded in this Sublease, Subtenant shall have access to the Subleased Premises twenty-four (24) hours a day, seven (7) days a week and three hundred sixty-five (365) days per year.
(d)    Pass-Through Services. Subtenant shall have access to and use of, the Services described in Exhibit C attached hereto, if such Services are provided by the Sublandlord, at Sublandlords sole discretion, and elected by Subtenant in writing. These Services shall be provided separate and apart from the services provided under the Prime Lease and covered under Direct Expenses. If Subtenant requests any Services described in Exhibit C, Subtenant shall pay to Sublandlord a fee (“Pass Through Services Fee”) for the costs incurred by Sublandlord for such Services, which if such service applies to the Subleased Premises, shall be based on Subtenant’s Proportionate Share, but if such Services are provided solely for the Shared Space, the costs shall be based on Subtenant’s proportionate share of such Shared Space as set forth in Exhibit A. Commencing on the Commencement Date, Sublandlord shall provide Subtenant with a good faith estimate of the Pass Through Services Fee for each calendar year during the Term (“Estimated Pass Through Service Fee Statement”). Along with its payment of Base Rent, Subtenant shall pay to Sublandlord a monthly installment equal to one-twelfth (1/12) of the estimate. Sublandlord shall have the right in good faith, to update the estimate throughout the Term (not more than once in any calendar year, unless additional services are added and elected by Subtenant in writing) and Subtenant shall commence paying the updated estimated monthly Pass Through Services Fees as of the first day of the month following thirty (30) days after

Subtenant’s receipt of said updated estimate. If Sublandlord does not provide Subtenant with an Estimated Pass Through Services Fee Statement for any calendar year, Subtenant shall continue to pay monthly installments based on the previous year’s estimate(s) until Sublandlord provides Subtenant with the new estimate. If the monthly installment of any revised Estimated Pass Through Service Fee Service is greater than the monthly installment of the estimate for the previous calendar year, Subtenant shall pay to Sublandlord within thirty (30) days of the receipt of such notice, an amount equal to the difference of such monthly installment multiplied by the number of full and partial calendar months of such year preceding the delivery of such notice.
Sublandlord shall give to Tenant within ninety (90) days following the end of each calendar year, a statement (the “Pass Through Service Fee Statement”) which shall state the actual Pass Through Service Fee for such preceding calendar year (including a breakdown of such costs on a line-by-line basis), and which shall indicate the amount of Subtenant’s Proportionate Share of the Pass Through Service Fee. If the estimated Pass Through Service Fee paid by Subtenant for the calendar year exceeds the actual amount of the Pass Through Service Fee for such calendar year based on the Pass Through Service Fee Statement, then Sublandlord shall credit against Subtenant’s next ensuing monthly installment of Sublease Additional Rent an amount equal to the difference until the credit is exhausted (or at Subtenant’s election or if the Term has ended, shall pay to Subtenant such overpayment with its delivery of the Pass Through Service Fee Statement). In the event the actual amount of the Pass Through Service Fee for such calendar year exceeds the total estimated Pass Through Service Fee payments made by Subtenant for such calendar year based on the Pass Through Service Fee Statement, then Subtenant will pay to Sublandlord Subtenant’s Proportionate Share of such amounts within thirty (30) days after receipt of the Pass Through Service Fee Statement. The obligations of Sublandlord and Subtenant under this paragraph shall survive the expiration or termination of the Sublease. Notwithstanding anything to the contrary, Subtenant shall not be responsible for Pass Through Service Fee attributable to any calendar year which are first billed to Subtenant more than [***] after the earlier of the [***].
In the event there are amounts due as part of the Pass Through Service Fees in excess of the estimated monthly Pass Through Services Fee, Sublandlord shall invoice the same to Subtenant and Subtenant shall pay to Sublandlord such amounts within thirty (30) days after receipt of such invoice.
Except as provided herein, the Pass Through Services Fee shall be based on the out-of-pocket costs actually incurred for Services, and otherwise in accordance with this Section 6(d) and subject to Exhibit C attached hereto. Monthly installment of the estimated Pass Through Service Fee shall paid at the same times and in the same manner as Base Rent except as otherwise expressly stated herein. Notwithstanding anything to the contrary, the Pass Through Service Fee shall exclude, and Subtenant shall have no obligation pay to, any costs or sums (a) which are duplicative of any expenses paid by Subtenant (including without limitation any Direct Expenses or costs paid under a separate agreement), (b) which result from a breach or default by Sublandlord under the Prime Lease except to the extent caused by Subtenant’s breach or default of this Sublease, and (c) which are otherwise paid by Subtenant.

(e)    Lab Equipment. In addition to the Services, Subtenant shall pay to Sublandlord a fee (“Lab Equipment Fee”) for access to the equipment set forth on Exhibit D on an exclusive or a non-exclusive basis (“Lab Equipment”) as specified in Exhibit D. The Lab Equipment Fee shall be provided to Subtenant on or before the Commencement Date. Sublandlord shall have the right in good faith, to update the Lab Equipment Fee throughout the Term and Subtenant shall commence paying the updated Lab Equipment Fees as of the first day of the month following Subtenant’s receipt of such revised amount. Except as provided herein, the Lab Equipment Fee shall be as set forth and subject to the terms and conditions of Exhibit D attached hereto. Monthly installment of the estimated Lab Equipment Fee shall be paid at the same times and in the same manner as Base Rent except as otherwise expressly stated herein.
(f)    Notwithstanding anything to the contrary in this Sublease or the Prime Lease, Subtenant agrees that Sublandlord shall not be required to perform any of the covenants, agreements or obligations of Prime Landlord under the Prime Lease which are, by their nature, the obligation of an owner of real property and, Subtenant acknowledges and agrees that Subtenant will look solely to Prime Landlord for such performance.
7.    Base Rent.
(a)     Commencing on the Commencement Date and throughout the Term, Subtenant shall pay base rent to Sublandlord in the following amounts during the following periods (each payment, a monthly installment of “Base Rent”):

Months of Lease Term	Annual Base Rent	Monthly Installment of Base Rent	Monthly Base Rent/RSF
1-12	$435,560.40	$36,296.70	$5.10
13-24	$450,804.96	$37,567.08	$5.28
25-36	$466,583.16	$38,881.93	$5.46
37-Expiration Date	TBD based on Commencement Date	$40,242.80	$5.65

The term “Month” shall mean each calendar month during the Term of this Sublease, provided if the Commencement Date is not the first (1st) day of a calendar month, "Month 1” will include any partial calendar month following the Commencement Date and the next-succeeding calendar month and the rent for such Month shall include the Monthly Installment of Base Rent and the pro-rated amount for any such partial month which shall be calculated based on the number of days in the month.

(b)     If the obligation of Subtenant to pay Base Rent hereunder begins on a day other than on the first day of a calendar month, then Base Rent from such date until the last day of such calendar month shall be prorated based on the number of days in such calendar month. The monthly Base Rent, Sublease Additional Rent (as defined in Section 8) and any other charges herein reserved or payable shall be paid to Sublandlord at its offices located at the Premises, Attn: Deborah Knobelman, or at such other place as Sublandlord may designate in writing, in lawful money of the United States of America without demand therefor and without any deduction, setoff or abatement whatever, except as expressly provided in this Sublease, at least four days prior to the first day of each calendar month, except as otherwise provided herein. Subtenant’s obligation to pay Base Rent shall survive the termination of this Sublease. The first annual increase of the Based Rent shall occur on the first anniversary of the first full calendar month following the Commencement Date if the Commencement date is not the first day of the calendar month and annually thereafter.
(c)     Any Rent past due (without regard to any grace period specified in this Sublease) shall be subject to the fees and interest set forth in Section 25 of the Prime Lease.
8. Sublease Additional Rent.
(a)    Definitions. For purposes of this Sublease and in addition to the terms defined elsewhere in this Sublease, the following terms shall have the meanings set forth below:
(i)    "Sublease Additional Rent" shall mean the Pass Through Services Fee, the Lab Equipment Fee, and all sums payable by Subtenant pursuant to this Sublease other than Base Rent, whether or not expressly designated as “rent”, as further described in Article 4 of the Prime Lease.
(ii)    "Direct Expenses" shall have the same collective meaning as the definitions of “Direct Expenses”, set forth in Section 4.2.4 of the Prime Lease.
(iii)    "Rent" shall mean, collectively, Base Rent and Sublease Additional Rent due under this Sublease.
(iv)    “Subtenant’s Proportionate Share” shall be [***] of Tenant’s Share.
(b)    Payment of Sublease Additional Rent. Commencing on the Commencement Date, Subtenant shall pay, as Sublease Additional Rent, Subtenant’s Proportionate Share of all Direct Expenses payable by Sublandlord under the Prime Lease, the Pass Through Service Fees and the Lab Equipment Fees.
(c)    Procedure. Except as provided herein, including with respect to the Pass Through Service Fees and the Lab Equipment Fees, the determination and adjustment of Subtenant’s Proportionate Share of Direct Expenses payable hereunder shall be made in accordance with the following procedures, in accordance with Article 4 of the Prime Lease.
(d)    Delivery of Estimate and Statement, Payment, Reconciliation.
(i)    Direct Expenses. Upon receipt of the Estimate Statement (or revised Estimate Statement) from Prime Landlord specifying the estimated Tenant’s Share (as defined in the Prime Lease) of Direct Expenses to be charged to Sublandlord under the Prime Lease for the then-current Expense Year, Sublandlord shall give Subtenant a true, complete copy thereof and concurrently therewith written notice of estimated Subtenant’s Proportionate Share of Direct

Expenses payable on a monthly basis as Sublease Additional Rent under Section 4.4 of the Prime Lease for the ensuing calendar year (including the calculation thereof), which estimate shall be based on the estimate received from Prime Landlord (and subject to change as Prime Landlord’s estimate may change from time to time), together with a copy of the statement received from Prime Landlord (“Prime Landlord’s Statement”) on which Sublandlord’s estimate is based (“Recurring Direct Expenses”). The Recurring Direct Expenses shall be paid at the same times and in the same manner as the Base Rent. Upon receipt of the Statement from Prime Landlord for any Expense Year during the Term, Sublandlord shall give Subtenant a true, complete copy thereof and concurrently therewith written notice of the actual Subtenant’s Proportionate Share of Direct Expenses for such Expense Year (including the calculation thereof), which shall be based on the Statement. If the Recurring Direct Expenses made by Subtenant for the Expense Year exceeds the actual amount of Subtenant’s Proportionate Share of Direct Expenses for such Expense Year based on the Statement, then Sublandlord shall credit against Subtenant’s next ensuing monthly installment of Sublease Additional Rent an amount equal to the difference until the credit is exhausted (or at Subtenant’s election or if the Term has ended, shall pay to Subtenant such overpayment with its delivery of the Statement). In the event the actual amount of Subtenant’s Proportionate Share of Direct Expenses for such Expense Year exceeds the total payments of Recurring Direct Expenses made by Subtenant for such Expense Year based on the Statement, then Subtenant will pay to Sublandlord such amounts within thirty (30) days after receipt of the Statement and the calculation of Subtenant’s Proportionate Share of Direct Expenses based on such Statement. The obligations of Sublandlord and Subtenant under this Section 8(d) shall survive the expiration or termination of the Sublease. Notwithstanding anything to the contrary, Subtenant shall not be responsible for Subtenant’s Proportionate Share of Direct Expenses attributable to any Expense Year which are first billed to Subtenant more than [***] after the earlier of [***], provided that in any event Subtenant shall be responsible for Subtenant’s Proportionate Share of Direct Expenses levied by any governmental authority or by any public utility companies at any time following the Expiration Date which are attributable to any Expense Year (provided that Sublandlord delivers Subtenant a bill for such amounts (which is a true and complete copy of such bill received from Prime Landlord) within [***] receipt of the bill therefor).
(ii)    Sublandlord's Failure to Deliver Estimate. If the Estimated Statement (and Sublandlord's notice of the estimated Subtenant’s Proportionate Share of Direct Expenses) is not given on or before December of the calendar year preceding the calendar year for which Sublandlord's notice is applicable, then until the calendar month after such notice is delivered by Sublandlord, Subtenant shall continue to pay to Sublandlord monthly estimated payments of Subtenant’s Proportionate Share of Direct Expenses equal to the amounts payable during the calendar year just ended. Upon receipt of any such post-December notice Subtenant shall (i) commence as of the following calendar month at least thirty (30) days thereafter, and continue for the remainder of the calendar year, to pay to Sublandlord monthly such new estimated payments and (ii) if the monthly installment of the new estimate of such Sublease Additional Rent is greater than the monthly installment of the estimate for the previous calendar year, pay to Sublandlord within thirty (30) days of the receipt of such notice, an amount equal to the difference of such monthly installment multiplied by the number of full and partial calendar months of such year preceding the delivery of such notice.

(iii)         Reliance on Prime Landlord's Calculations, Audit. In calculating the estimated and actual Subtenant’s Proportionate Share of Direct Expenses payable hereunder by Subtenant, Sublandlord shall rely upon the calculations of Prime Landlord in determining the estimated and actual Tenant’s Share of Direct Expenses pursuant to the Estimated Statement and the Statement. Upon a good faith written request from Subtenant, Sublandlord shall exercise the right to inspect and/or audit Landlord’s books and records with respect to Direct Expenses for Subtenant’s benefit, provided Subtenant shall be responsible for the costs of such audit incurred by Sublandlord. Notwithstanding the foregoing or anything to the contrary in this Sublease or the Prime Lease, Subtenant shall not be required to pay any Sublease Additional Rent or to perform any obligation that is (1) fairly allocable to any period of time prior to the Commencement Date, or which obligation accrued following the expiration or sooner termination of this Sublease, (2) payable as a result of a breach or default by Sublandlord of any of its obligations under the Prime Lease (unless due to Subtenant’s breach or default of this Sublease), (3) incurred for the sole benefit of Sublandlord or any other subtenant, (4) solely applicable to any portion of the Master Premises other than the Subleased Premises, or (5) relating to or arising from any Alterations or improvements existing as of the Commencement Date, including without limitation the Tenant Improvements.
(e)    Late Fees. If Subtenant fails to pay any installment of Base Rent or Sublease Additional Rent when such installment becomes due and payable, then Subtenant shall pay a late charge of [***] of the amount of such installment or other sum. Such late charge shall constitute additional rent hereunder due and payable with the next regular monthly installment of Base Rent or, if no such regular monthly installment remains to be paid (whether by reason of acceleration, expiration of the Term or otherwise) then due and payable immediately. Notwithstanding the foregoing, if Subtenant fails to pay Base Rent, Sublease Additional Rent or any other amounts payable hereunder on more than two occasions in a consecutive twelve (12) month period, immediately thereafter all future Rent shall be paid in equal quarterly installments, provided that if such time occurs on a date other than on the first day of a quarter, Rent for such partial quarter shall be prorated.
9.    Alterations. Subtenant shall not make any Alterations in or to all or any part of the Subleased Premises without the consent of Sublandlord, which shall not be unreasonably withheld, conditioned or delayed. All Alterations shall be subject to the approval of Prime Landlord to the extent required under the terms of the Prime Lease. If any Alterations are made by or on behalf of Subtenant without Prime Landlord’s and Sublandlord’s consent, then Subtenant shall, upon request of Prime Landlord or Sublandlord, remove said Alterations, repair all damage resulting from such removal and restore the Subleased Premises to the condition existing immediately prior to installation of such Alterations ordinary wear and tear excepted, or Prime Landlord or Sublandlord may remove the same, and may (but shall not be obligated to) correct, repair and restore the Subleased Premises to the condition existing immediately prior to installation of such Alterations and any damage arising from such removal, the costs of the foregoing work to be promptly reimbursed by Subtenant within 30 days after receipt of an invoice or other actual documentation as Sublease Additional Rent. Notwithstanding anything to the contrary, in no event shall Subtenant have any obligation to remove any Alterations, Lines or improvements made prior to the Commencement Date by Sublandlord or any other person and

Subtenant shall not assume any restoration obligations of Sublandlord with respect to such Alterations, Lines or improvements. Furthermore, notwithstanding anything to the contrary, in no event shall Subtenant be required to remove any Alterations except those Alterations made by or on behalf of Subtenant, and which are required to be removed pursuant to the terms and conditions of the Master Lease and this Sublease.
10.    Terms of Prime Lease.
(a)    Sublandlord represents and warrants to Subtenant that: (i) Exhibit B to this Sublease is a true, correct and complete copy of the Prime Lease, (ii) the Prime Lease is in full force and effect, (iii) Sublandlord is not now, and as of the Commencement Date will not be, in default or breach of any of the provisions of the Prime Lease and Sublandlord has no knowledge of any claim by Prime Landlord that Sublandlord is in default or breach of any of the provisions of the Prime Lease, and (iv) Sublandlord has no knowledge that Prime Landlord is in default or breach of any provisions of the Prime Lease. Subtenant acknowledges that it has received and reviewed the Prime Lease, attached hereto as Exhibit B. Subtenant’s rights pursuant to this Sublease are subject and subordinate at all times to the Prime Lease and to all the terms, covenants, and agreement of the Prime Lease as they relate to the Subleased Premises, except as set forth herein or expressly modified by this Sublease. As between Sublandlord and Subtenant, in the event of a conflict between the terms of this Sublease and the terms of the Prime Lease, the terms of this Sublease shall control. Subtenant hereby assumes all of the obligations of the Sublandlord as the Tenant under the Prime Lease with respect to the Subleased Premises, except for those obligations which are inconsistent with, modified by, contradicted by or otherwise stated as excepted from this Sublease, including without limitation the obligation to pay any rent to Prime Landlord under the Prime Lease, which obligations shall be considered performed by Subtenant to the extent and in the amount such rent is paid to Sublandlord in accordance with the provisions of this Sublease. Subtenant shall have all of the rights granted to Sublandlord as tenant under the Prime Lease with respect to the Sublease Premises, and be entitled to exercise such rights, and such rights are specifically incorporated into this Sublease for the benefit of Subtenant. Notwithstanding anything herein to the contrary, Subtenant shall have no obligation (w) to perform any of the obligations of Sublandlord as Tenant under the Prime Lease that accrued prior to the Commencement Date but that have not been performed by Sublandlord, (x) to remove any Alterations, additions or improvements performed by or on behalf of Sublandlord and/or which existed as of the Commencement Date, (y) to correct any violation of Applicable Laws arising from or in connection with the acts or omissions of Sublandlord, its agents, contractors, representatives, employees or invitees and/or which existed as of the Commencement Date, or (z) to indemnify, defend, protect or hold harmless Prime Landlord or Sublandlord with respect to claims arising from acts or omissions occurring prior to the Commencement Date or after the Expiration Date unless such claims relate to obligations that specifically survive the expiration or earlier termination of the Lease Term and for which Subtenant is liable pursuant to the terms and conditions of this Sublease, and/or to the extent arising from the acts or omissions of Prime Landlord or Sublandlord, or their respective agents, contractors, representatives, employees or invitees (collectively, “Excluded Obligations”). Subtenant represents and warrants that there is no damage or repair needed to the Subleased Premises which are currently being occupied by Subtenant pursuant to the License and

Sublandlord represents and warrants that there is no damage or repair needed to the Subleased Premises which are not currently being occupied by Subtenant pursuant to the License. Sublandlord shall have all of the rights of Prime Landlord under the Prime Lease as against Subtenant, except for those provisions of the Prime Lease which are inconsistent with, modified by, contradicted by or otherwise stated as excepted from this Sublease.
(b)    Except as otherwise provided in this Sublease, Subtenant agrees that (i) Sublandlord does not assume and shall not have any obligations of Prime Landlord under the Prime Lease which are, by their nature, the obligations of an owner of real property, (ii) Sublandlord is not making the representations and warranties of Prime Landlord under the Prime Lease, and (iii) Sublandlord shall not be obligated to furnish for Subtenant any services or utilities to the Subleased Premises provided by Prime Landlord pursuant to the Prime Lease, including, without limitation, the furnishing of heat, electrical energy, air conditioning, elevator service, or window washing. With respect to work, services, maintenance, repairs and restoration or the performance of other obligations required of Prime Landlord under the Prime Lease, notwithstanding anything herein to the contrary, Sublandlord’s sole obligation with respect thereto shall be to request Prime Landlord to perform the same following its receipt of Subtenant’s written request, and Sublandlord agrees to use commercially reasonable efforts to cause the Prime Landlord to perform the same, provided Subtenant reimburses Sublandlord for any such costs. Sublandlord shall not be required to perform any work, services, repairs, restoration, or the performance of any other obligation required of Prime Landlord under the Prime Lease. Subtenant shall not make any claim against Sublandlord for any damage which may arise, nor shall Subtenant’s obligations under this Sublease be impaired by reason of (x) the failure of Prime Landlord to observe or perform any covenant or agreement to be observed or performed by Prime Landlord under the Prime Lease, or (y) any act or omission of Prime Landlord or any of its agents, contractors, servants, employees, invitees or licensees.
(c)    Subtenant acknowledges and agrees that Subtenant shall be responsible to obtain, maintain and pay for the insurance types and coverages as specified in Section 10.3 of the Prime Lease to be obtained and maintained by Sublandlord, as Tenant, in amounts not less than those specified in Section 10.3 of the Prime Lease and in accordance with all the other requirements required by Section 10 of the Prime Lease. In addition to the requirements under the Prime Lease, all policies of insurances obtained by Subtenant shall name Prime Landlord, Prime Landlord’s property management company, Sublandlord, and any other entities and individuals reasonably requested by Prime Landlord or Sublandlord as additional insureds. Subtenant’s insurance shall be primary over Prime Landlord’s and Sublandlord’s insurance. Prior to or on the Commencement Date or, if earlier, the date Subtenant enters or occupies all or any part of the Subleased Premises pursuant to the terms of this Sublease, Subtenant will deliver to Sublandlord certificates reflecting that Subtenant has obtained and is maintaining the required insurance coverages in the appropriate amounts and otherwise in accordance with the requirements in the Prime Lease. Further, Subtenant will deliver to Sublandlord and Prime Landlord said certificates and other information within ten (10) business days after Sublandlord’s request (but in no event less than annually).

(d)    In furtherance thereof, for purposes of this Sublease, references to the “Premises” (except with respect to Section 2.2 of the Summary of Basic Lease Information) in the Prime Lease shall be construed to mean the “Subleased Premises” hereunder; references to “Lease Term” in the Prime Lease shall be constructed to mean “Term” (as defined in this Sublease); references to “Lease Commencement Date” in the Prime Lease shall be constructed to mean “Commencement Date” (as defined in this Sublease); references to “Lease Expiration Date” in the Prime Lease shall be constructed to mean “Expiration Date” (as defined in this Sublease); references to “Tenant’s Share” in the Prime Lease shall be construed to mean “Subtenant’s Proportionate Share” (as defined in this Sublease): references to “Tenant” in the Prime Lease shall be construed to mean “Subtenant”, references to “Base Rent” in the Prime Lease shall be construed to mean “Base Rent” and references to “Landlord” in the Prime Lease shall be construed to mean “Prime Landlord” and “Sublandlord” , unless expressly stated, or the context would clearly imply, otherwise including, without limitation, Section 11 of the Summary of Basic Lease Information; Section 1.1.1, Sections 1.1.3, 4.2.4, 4.3, 5.1, 6 , 7.2, 8.3, 10.2, 10.6, 11.1, 11.2, Article 13, Sections 17, 18, 23, 27(ii) and (iv), 29.4, 29.7, 29.13, 29.15, 29.26, 29.29 and 29.31 of the Prime Lease, in which references to “Landlord” shall be deemed to refer to the Prime Landlord only. The provisions of the Prime Lease are specifically incorporated herein by reference, provided, however, notwithstanding anything contained herein to the contrary, the following are excluded from the Sublease and are not incorporated by reference: Sections 1, 3, 4, 5 6, 8, 10, and 12 of the Summary of Basic Lease Information, Sections 1.1.1 (except with respect to the definitions of the “Premises” (which shall mean the Master Premises), the “Building” and the “Project”, and except for the last three sentences), 1.2, 1.3, 2.1 (except the definition of “Lease Year”), 2.2, 3, 4.1, 4.2.6, 4.6 (but subject to Sublandlord’s obligation to exercise its rights under Section 4.6 of the Prime Lease upon Subtenant’s request), the last two (2) sentences of the first paragraph of 6.1, Articles 21, 25, Sections 26.2(iii), 29.18, 29.24, Exhibits A (except with respect to depicting the Master Premises and Project), B, C and F, the First Amendment, the Second Amendment and the Third Amendment, any Excluded Obligations, and any and all references to (i) “Tenant Improvements”, “Tenant Improvement Allowance”, “Tenant Work Letter”, “Option Term”, (ii) any and all rights to expand, contract or extend the Premises or the Term (whether by renewal option, expansion option, contraction option, right of first offer, right of first refusal, right of first negotiation, or otherwise), (iii) any and all initial buildout or improvement (including, without limitation, any allowances) related thereto, and (iv) any and all rights that are personal to Sublandlord (as tenant) or that specifically specifies that they may only be exercised by Sublandlord or any affiliate or subsidiary thereof. Subtenant shall be entitled to receive any abatement of Base Rent and Sublease Additional Rent to the extent Sublandlord actually receives an abatement of the same for the Subleased Premises in connection with damage, casualty, condemnation, interruption of services or an Abatement Event where the Subleased Premises are rendered unusable for the normal conduct of Subtenant’s business during such Abatement Event. Subtenant right to the abated Rent shall be calculated based on the impact the interrupted failure bears to the Subleased Premises.

(e)     The Sublandlord may enforce directly against Subtenant any of the rights and remedies granted to Prime Landlord pursuant to the Prime Lease. Nothing in this Sublease shall be construed or interpreted to grant any greater rights than the Sublandlord has received as Tenant from Prime Landlord pursuant to the Prime Lease.

(f)    If Subtenant desires to take an action which, under the applicable provisions of the Prime Lease, requires the approval or consent of Prime Landlord, then Subtenant shall not take such action until (i) Prime Landlord has provided its approval or consent in connection therewith as required under the Prime Lease and (ii) Sublandlord has provided its approval or consent (if such approval or consent is required pursuant to this Sublease) in connection therewith in accordance with the applicable standard set forth in this Sublease. Except to the extent otherwise expressly provided in this Sublease, any consent or approval required or desired of Sublandlord, or any decisions under this Sublease committed to the discretion of Sublandlord hereunder, shall not be unreasonably withheld, conditioned, or delayed, provided, however, Subtenant agrees it shall be reasonable for Sublandlord to withhold its consent if Prime Landlord has not consented to the same. Sublandlord agrees to reasonably cooperate with Subtenant in obtaining the consent of the Prime Landlord where any such consent is required by this Sublease or the Prime Lease, and will act reasonably with respect to any consent requested by Subtenant in connection with this Sublease, provided that all such requests for consent shall be at Subtenant’s sole cost and expense, except for clarity, Sublandlord shall pay any fees associated with Prime Landlord’s consent to this Sublease.

(g)    With respect to casualty or condemnation under the Prime Lease, Articles 11 and 13 of the Prime Lease are hereby incorporated by reference, provided that in the event of a fire or casualty as described in Section 11.1 of the Prime Lease, Subtenant shall be entitled to an abatement of Rent to the extent that Sublandlord is entitled to rental abatement under the Prime Lease with respect to the Subleased Premises. Subtenant shall have the right to terminate this Sublease under the same circumstances that Sublandlord is entitled to terminate under Section 11.2 of the Prime Lease (in which event this Sublease shall automatically terminate without liability to Subtenant), and may exercise such right at the same times and in the same manner as Sublandlord may do so under such articles. In no event shall Sublandlord have any obligation to Subtenant to restore the Subleased Premises or the Premises if damaged, destroyed or condemned as described in Section 11.2 of the Prime Lease.

(h)    Sublandlord covenants and agrees not to act or suffer or permit anything to be done which could result in a default under the Prime Lease.

(i)    With respect to the taxes under Section 4.5 of the Prime Lease (which are the responsibility of Subtenant by incorporation of said Section) relating to Subtenant’s equipment, furniture, fixtures, personal property, or Alterations, or other items owned by Subtenant, Subtenant shall be responsible for timely filing and paying the tax and completing any other documentation required by any authority having jurisdiction in connection thereto.

11.    Defaults and Remedies.
(a)    As used in this Sublease, the term “Event of Default” shall mean the occurrence of any of the following: (i) with respect to any obligation of Subtenant relating to the payment of monies, Subtenant fails to timely deliver such monies and such failure continues for a period of three (3) business days after written notice to Subtenant, (ii) with respect to all other obligations of Subtenant under this Sublease or the Prime Lease, Subtenant fails to satisfy such obligation and such failure continues for a period of thirty (30) days following written notice from Sublandlord, except where a specific time period is otherwise set forth for Subtenant’s performance in this Sublease or in the Prime Lease, in which event the failure to perform by Subtenant within such time period provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Subtenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default provided that such cure period shall not exceed ninety (90) days, (iii) any Transfer or other encumbrance on all or any part of the Subleased Premises or this Sublease by Subtenant which is not permitted by the terms of this Sublease and not consented to by both Prime Landlord and Sublandlord, or (iv) the occurrence of an Event of Default under the Prime Lease described in Article 19 of the Prime Lease. If the notice and/or cure period under Section 11 (a)(iv) is less than that otherwise provided in this Section 11(a), the notice and/or cure period under Section 11(a)(iv) shall control.
(b)    Upon or following the occurrence of an Event of Default, in addition to the rights and remedies of the Prime Landlord pursuant but not limited to Section 19.2 thereof, Sublandlord shall have the following rights and remedies against Subtenant (in addition to all other rights and remedies provided by law or in equity): (i) to terminate this Sublease, (ii) to cure or attempt to cure the default, whereupon Subtenant shall upon demand reimburse Sublandlord for all costs thus expended together with interest thereon at the Default Rate (as defined in the Prime Lease) and [***] administration fee on such costs, (iii) to sue for Subtenant’s performance, whereupon Subtenant shall upon demand reimburse Sublandlord for all costs thus expended together with interest thereon at the Interest Rate and [***] administration fee on such costs, (iv) to exercise all remedies set forth in the Prime Lease as if Sublandlord were the Prime Landlord and Subtenant were the Tenant thereunder, (v) to re-enter and take possession of the Subleased Premises, and to remove any property therein, without liability for damage to, and without the obligation to store such property but may store same at Subtenant’s expense. In the event of such re-entry, Sublandlord may, but shall not be obligated to, relet the Subleased Premises, or any part thereof, from time to time, in the name of Sublandlord or Subtenant, without further notice, for such term or terms, on such conditions and for such uses and purposes as Sublandlord, in its sole and absolute discretion, may determine, and Sublandlord may collect and receive all rents derived therefrom and apply the same, after deduction of all appropriate expenses (including broker’s, consultant’s and attorneys’ fees, if incurred, and the expenses of putting the property in leasable condition), to the payment of the rent and other sums payable hereunder, Subtenant remaining liable for any deficiency.
(c)    Sublandlord shall not be responsible or liable for any failure to relet the Subleased Premises or any part thereof, or for failure to collect any rent connected therewith. The exercise by Sublandlord of any remedy shall not preclude the subsequent or simultaneous exercise of any other remedy. No delay in exercising any remedy shall be deemed a waiver thereof. In addition, any payment not made when due shall bear interest until paid at the Default Rate. Sublandlord shall mitigate damages to the extent required by applicable Laws.
(d)    Upon the occurrence of an Event of Default by Subtenant under this Sublease, which Subtenant does not commence to cure within five (5) business days of said default,

Sublandlord may, but shall not be obligated to, cure such default on Subtenant’s behalf. Such cure shall not waive or release any obligation of Subtenant hereunder and shall not waive any rights or remedies at law or otherwise. All sums so paid or incurred by Sublandlord, together with interest thereon at the Default Rate from the date such sums were paid or incurred and [***] administration fee on such costs shall be payable to Sublandlord on demand.
12.    Parking. During the Term, Subtenant shall have the right, without the payment of any parking charge or fee (other than as a reimbursement of Subtenant’s Proportionate Share of Direct Expenses to the extent allowed pursuant to the terms of Section 7 of this Sublease), to use of eighteen (18) unreserved parking spaces, in accordance with Article 28 of the Prime Lease. Subtenant shall abide by all rules and regulations respecting parking established from time to time by Prime Landlord pursuant to the Prime Lease.
13.    Assignment and Subletting.
(a)    Subtenant shall have no right to assign, mortgage, pledge or otherwise encumber this Sublease (including, without limitation, any assignment or other transfer by operation of law), nor to sublet the Subleased Premises or any part thereof, or suffer or permit the Subleased Premises or any part thereof to be used or occupied by others, by operation of law or otherwise, or otherwise permit or cause a Transfer (as defined in the Lease) without the consent of Prime Landlord (to the extent Prime Landlord’s consent is required pursuant to the Prime Lease) and Sublandlord, which consent shall not be unreasonably withheld, conditioned or delayed. Subtenant must comply with all the procedures, terms, conditions, and limitations with respect to Transfers as set forth in Article 14 of the Prime Lease.
(b)    Notwithstanding anything to the contrary, Subtenant shall be entitled to the rights set forth in Section 14.8 of the Prime Lease (which rights are expressly incorporated in this Sublease), and Subtenant shall have the right to assign this Sublease or sublet all or portion of the Subleased Premises to a Permitted Transferee of Subtenant subject to the terms and obligations set forth in Section 14.8 of the Prime Lease. Subtenant shall inform Sublandlord within thirty (30) days after receipt of written request (but no more often than once every calendar year) the names of the then-current sub-subtenants and the status of the then-existing sublease agreements (e.g. whether or not there is a default under the applicable sublease).

14.    Indemnification. In any case where “Tenant” is to indemnify, defend, hold harmless, release or waive claims against “Landlord” under the Prime Lease and such indemnity, defense, holding harmless, release or waiver is incorporated into this Sublease, then the same shall be deemed to run from Subtenant to both Prime Landlord and Sublandlord. Subtenant and Sublandlord each covenants and agrees that it will not do or permit anything that would constitute a default under the Prime Lease. Except as otherwise provided herein, Sublandlord shall not be deemed to have made and shall have no liability to Subtenant with respect to (i) representations and warranties made by Landlord under the Prime Lease, and (ii) any indemnification obligation of Prime Landlord under the Prime Lease, or other obligations or liability of Prime Landlord under the Prime Lease with respect to compliance with laws, or condition of the Subleased Premises. Sublandlord shall indemnify, defend and hold Subtenant harmless from any and all costs, liabilities, demands, claims, civil or criminal actions, causes of action, civil or criminal penalties, fines, losses, liens, assessments, damages, liabilities, costs, disbursements, expenses, or fees of any kind or any nature (including without limitation all clean-up costs and attorneys’ fees) which may at any time be imposed upon, incurred by, or asserted or awarded against Sublandlord or Subtenant which result from: (A) Hazardous Materials (x) released onto the Subleased Premises by the negligence or willful misconduct of Sublandlord or Sublandlord’s contractors, agents, employees or representatives (“Sublandlord Parties”), or (y) released onto the Subleased Premises by Sublandlord during the Sublease Term, or (B) the breach or default by Sublandlord under the Prime Lease. Subtenant shall indemnify, defend and hold Sublandlord harmless from any and all costs, liabilities, demands, claims, civil or criminal actions, causes of action, civil or criminal penalties, fines, losses, liens, assessments, damages, liabilities, costs, disbursements, expenses, or fees of any kind or any nature (including without limitation all clean-up costs and attorneys’ fees) which may at any time be imposed upon, incurred by, or asserted or awarded against Sublandlord or Subtenant which result from: (X) Hazardous Materials (a) released onto the Subleased Premises by the negligence or willful misconduct of Subtenant or Subtenant’s contractors, agents, employees or representatives (“Subtenant Parties”), or (b) released onto the Subleased Premises by Subtenant during the Sublease Term, or (Y) the breach or default by Subtenant under this Sublease. This Section shall survive the expiration or earlier termination of this Sublease. This Section shall survive the expiration or earlier termination of this Sublease.
15.    Performance Periods. Except as expressly set forth herein, each and every time limit contained in the Prime Lease for the giving of notices, making of demands, performance of acts or cures or for the exercise of any rights, remedies or options by the tenant thereunder (to the extent the same, if any, pass to Subtenant pursuant to the terms of this Sublease), shall be shortened by two (2) days for the purposes of this Sublease, so that in each instance Subtenant shall have two (2) days less time than Sublandlord has under the Prime Lease, provided, however, in no event shall such time period be shortened to less than three (3) business days (except to the extent a shorter time limit is expressly provided in the Prime Lease, in which case such shorter time limit shall apply).
16.    Notices. Any notice, demand or other communication (collectively, “Notices”) which must or may be given or made by either party hereto shall be in writing and shall be (a) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (b) delivered by a nationally recognized overnight courier, or (c) delivered personally, addressed as set forth in the Basic Sublease Provisions. Either party may, by notice to the other given as aforesaid, designate a new or additional address to which any such notice, demand or other communication thereafter shall be given, made or mailed. Any notice, demand or communication given hereunder shall be deemed delivered when actually delivered or refused. In the event Subtenant or Sublandlord receives a written notice, demand, or other communication from Prime Landlord, Subtenant or Sublandlord shall immediately provide the same to the other party, provided that Sublandlord shall only provide Notices to Subtenant which are expressly concerning the Subleased Premises, and provided further that any Notice Sublandlord receives that has information in addition to that concerning the Subleased Premises, Sublandlord shall only be obligated to share those portions of the Notice which are expressly and exclusively concerning the Subleased Premises.
17.    Surrender, Holdover.
(a)    Surrender. Upon the Expiration Date or termination of this Sublease, Subtenant shall quit and surrender to Sublandlord the Subleased Premises, in the condition required by the terms of the Prime Lease, including, without limitation, performance of all removal and restoration obligations regardless of which entity or person installed or performed the alterations (except for any Alterations or improvements installed at the Subleased Premises prior to the Commencement Date), additions, improvements, trade fixtures, personal property, equipment, wiring, conduits, cabling, or furniture, reasonable wear and tear, damage caused by casualty, repairs required as a result of condemnation, and repairs that are the responsibility of Prime Landlord or Sublandlord excepted; for clarity, Subtenant’s surrender obligations shall not include any obligation to remove or restore any Alteration or improvement which existed as of the Effective Date. Without limiting the foregoing, Subtenant shall remove from the Subleased Premises all of its personal property, furniture, furnishings, and equipment, and shall repair all damage resulting from such removal or its use of the Subleased Premises. If Subtenant fails to remove any of Subtenant’s personal property or perform any required repairs or restoration prior to the expiration or earlier termination of this Sublease, then Sublandlord, at Subtenant’s sole cost and expense, may remove, store, sell and/or dispose of Subtenant’s personal property and perform such required repairs and restoration work. Subtenant shall reimburse Sublandlord for any and all costs and expenses incurred by Sublandlord (whether directly or as a pass-through) to cause such property to be removed and repairs and restorations made, together with any and all damages which Sublandlord actually suffers and sustains by reason of Subtenant’s failure to perform its obligations set forth in this Section, plus [***] administration fee. Subtenant’s obligations to perform and observe this covenant shall survive the expiration or earlier termination of this Sublease.
(b)    Holdover. Notwithstanding anything herein to the contrary, on or prior to the Expiration Date, Subtenant shall surrender the Subleased Premises to Sublandlord in accordance with the terms of this Sublease. If Subtenant fails to vacate and surrender the Subleased Premises or otherwise holds over after the Expiration Date of this Sublease without the express written consent of Sublandlord, Subtenant shall become a tenant of sufferance only, and shall be required to pay to Sublandlord the amount equal to the greater of (i) the amount set forth in Section 16 of the Prime Lease as it applies to the Subleased Premises and (ii) any costs incurred by Sublandlord due to Subtenant’s holding over in the Subleased Premises. If Subtenant fails to surrender the Subleased Premises in the condition required hereunder on or before the Expiration Date, Subtenant shall indemnify and hold Sublandlord and all Sublandlord Indemnitees harmless from all loss or liability, including without limitation, any claim made by Prime Landlord or any successor tenant resulting from Subtenant’s failure to surrender the Subleased Premises, and any reasonable attorneys’ fees and costs incurred by Sublandlord. Subtenant understands and agrees that Subtenant shall be liable for any and all obligations of Sublandlord under the Prime Lease for the entire Premises to the extent such obligations are caused by Subtenant’s holding over. No holding-over by Subtenant, nor the payment to Sublandlord of the amounts specified above, shall operate to extend the Term hereof. Nothing herein contained shall be deemed to permit Subtenant to retain possession of the Subleased Premises after the Expiration Date or sooner termination of this Sublease, and no acceptance by Sublandlord of payments from Subtenant after the Expiration Date or sooner termination of this Sublease shall be deemed to be other than on account of the amount to be paid by Subtenant.
18.    Broker. Sublandlord and Subtenant hereby represent and warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Sublease, and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Sublease, other than: (a) JLL, representing Subtenant, and (b) CBRE representing Sublandlord (collectively, the “Brokers”). Sublandlord shall be solely responsible to pay commissions to the Brokers in connection with this Sublease pursuant to a separate agreement. Each party shall hold and save the other and Prime Landlord harmless of and from any and all loss, costs, damage, injury or expense arising out of or in any way related to claims for real estate brokers, sales persons or finder’s commissions or fees other than the Brokers, based upon allegations made by the claimant that it is entitled to such a fee from the indemnified party arising out of contact with the indemnified party or alleged introductions of the indemnifying party to the indemnified party.
19.    Limitations on Liability. Each party acknowledges that the other is a corporation and agrees that notwithstanding any provisions to the contrary contained in the Prime Lease or this Sublease, as the same may be amended from time to time, no present or future shareholder, beneficial owner, officer, member, director, trustee, agent, servant or employee of Sublandlord or Subtenant shall have any personal liability to the other for the obligations arising out of, in connection with or under this Sublease, the relationship of Subtenant and Sublandlord, or Subtenant’s use of the Subleased Premises. It is understood and agreed that the assets of shareholders, members or beneficial owners of Sublandlord or Subtenant, as distinguished from any shareholder’s, member’s or beneficial owner’s interest in undistributed assets of the applicable party, may not be seized or attached by the other party for the satisfaction of such party’s obligations under this Sublease.
20.    Representations. Subtenant represents, warrants and covenants as follows: (a) Subtenant has the authority and legal ability to enter into and perform this Sublease and its obligations hereunder, (b) all actions required in connection with the authorization, execution, delivery and performance of this Sublease by Subtenant have been duly taken and, when executed and delivered by Subtenant, this Sublease shall be and constitute a valid, legal and binding obligation of Subtenant, and (c) Subtenant shall provide Sublandlord with copies of any written notices received from the Prime Landlord. Sublandlord represents, warrants and covenants as follows: (x) Sublandlord has the authority and legal ability to enter into and perform this Sublease and its obligations hereunder, (y) all actions required in connection with the authorization, execution, delivery and performance of this Sublease by Sublandlord have been duly taken and, when executed and delivered by Sublandlord, this Sublease shall be and constitute a valid, legal and binding obligation of Sublandlord, and (z) Sublandlord shall provide Subtenant with copies of any written notices received from or delivered to the Prime Landlord which involve the Subleased Premises, including notices of default.

21.    General Provisions.
(a)    Benefit and Burden. The covenants, conditions, agreements, terms and provisions herein contained shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective personal representatives, successors, heirs, executors, administrators and assigns.
(b)    Governing Law. It is the intention of the parties hereto that this Sublease (and the terms and provisions hereof) shall be construed and enforced in accordance with the laws of the State of California.
(c)    Entire Agreement. This Sublease and Prime Landlord’s Consent contains all of the covenants, agreements, terms, provisions, conditions, warranties and understandings relating to the subleasing of the Subleased Premises and Sublandlord’s and Subtenant’s obligations in connection therewith, and neither Sublandlord, Subtenant, nor any of their respective agents or representatives has made or is making, and Subtenant and Sublandlord in executing and delivering this Sublease is not relying upon, any warranties, representations, promises or statements whatsoever, except to the extent expressly set forth in this Sublease. The failure of Sublandlord or Subtenant to insist in any instance upon the strict keeping, observance or performance of any covenant, agreement, term, provision or condition of this Sublease or to exercise any election herein contained shall not be construed as a waiver or relinquishment for the future of such covenant, agreement, term, provision, condition or election, but the same shall continue and remain in full force and effect. No waiver of any covenant, agreement, term, provision or condition of this Sublease shall be deemed to have been made unless expressed in writing and signed by the party waiving the same. No modification of this Sublease shall be deemed to have been made unless expressed in writing and signed by Sublandlord and Subtenant, and approved by Prime Landlord (to the extent approval is required by the Prime Lease). No early surrender of possession of the Subleased Premises or of any part thereof or of any remainder of the term of this Sublease shall release Subtenant from any of its obligations hereunder for the remainder of the Term unless accepted by Sublandlord in writing. The receipt and retention by Sublandlord of monthly Base Rent or any other Rent from anyone other than Subtenant shall not be deemed a waiver of the breach by Subtenant of any covenant, agreement, term or provision of this Sublease, or as the acceptance of such other person as a tenant, or as a release of Subtenant of the covenants, agreements, terms, provisions and conditions herein contained. The receipt and retention by Sublandlord of monthly Base Rent or any other Rent with knowledge of the breach of any covenant, agreement, term, provision or condition herein contained shall not be deemed a waiver of such breach.
(d)    Conflicts Between this Sublease and the Prime Lease. With respect to the relationship between the Sublandlord and the Subtenant, the terms and conditions of this Sublease shall take precedence with respect to any conflict between the terms and conditions contained herein and the terms and conditions of the Prime Lease. Nothing herein shall be construed in any way to affect the rights and obligations of the Sublandlord and the Prime Landlord under the Prime Lease.

(e)    Captions. The captions throughout this Sublease are for convenience of reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision of or the scope or intent of this Sublease, nor in any way effect this Sublease.
(f)    Singular and Plural. Wherever appropriate herein, the singular includes the plural, and the plural includes the singular.
(g)    Counterparts. This Sublease may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument. This Sublease may be executed in “pdf” format and each party has the right to rely upon a pdf counterpart of this Sublease signed by the other party to the same extent as if such party had received an original counterpart. THE PARTIES HERETO CONSENT AND AGREE THAT THIS SUBLEASE MAY BE SIGNED AND/OR TRANSMITTED USING ELECTRONIC SIGNATURE TECHNOLOGY (E.G., VIA DOCUSIGN OR SIMILAR ELECTRONIC SIGNATURE TECHNOLOGY), AND THAT SUCH SIGNED ELECTRONIC RECORD WILL BE VALID AND AS EFFECTIVE TO BIND THE PARTY SO SIGNING AS A PAPER COPY BEARING SUCH PARTY’S HAND-WRITTEN SIGNATURE. THE PARTIES FURTHER CONSENT AND AGREE THAT (1) TO THE EXTENT A PARTY SIGNS THIS SUBLEASE USING ELECTRONIC SIGNATURE TECHNOLOGY, BY CLICKING “SIGN,” SUCH PARTY IS SIGNING THIS SUBLEASE ELECTRONICALLY, AND (2) THE ELECTRONIC SIGNATURES APPEARING ON THIS SUBLEASE WILL BE TREATED, FOR PURPOSES OF VALIDITY, ENFORCEABILITY AND ADMISSIBILITY, THE SAME AS HAND-WRITTEN SIGNATURES.
(h)    No Recordation. Neither this Sublease nor any short-form memorandum or version hereof shall be recorded by either party.
(i)    Time is of the Essence. The parties agree that time is of the essence with respect to the performance of each of the covenants and agreements contained in this Sublease.
(j)     Defined Terms, Recitals. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Prime Lease. The recitals set forth above are incorporated as if set forth fully herein.

(k)    OFAC. Subtenant represents and warrants to Sublandlord that Subtenant is not a party with whom Sublandlord or Prime Landlord is prohibited from doing business pursuant to the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury, including those parties named on OFAC’s Specially Designated Nationals and Blocked Persons List. Subtenant is currently in compliance with, and shall at all times during the Term remain in compliance with, the regulations of OFAC and any other governmental requirement relating thereto. In the event of any violation of this Section, Sublandlord shall be entitled to immediately terminate this Sublease and take such other actions as are permitted or required to be taken under law or in equity. SUBTENANT SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS SUBLANDLORD FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, RISKS, LIABILITIES, AND EXPENSES (INCLUDING

ATTORNEYS’ FEES AND COSTS) INCURRED BY SUBLANDLORD ARISING FROM OR RELATED TO ANY BREACH OF THE FOREGOING CERTIFICATIONS. Sublandlord represents and warrants to Subtenant that Sublandlord is not a party with whom Subtenant or Prime Landlord is prohibited from doing business pursuant to the regulations of the OFAC, including those parties named on OFAC’s Specially Designated Nationals and Blocked Persons List. Sublandlord is currently in compliance with, and shall at all times during the Term remain in compliance with, the regulations of OFAC and any other governmental requirement relating thereto. SUBLANDLORD SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS SUBTENANT FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, RISKS, LIABILITIES, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES AND COSTS) INCURRED BY SUBTENANT ARISING FROM OR RELATED TO ANY BREACH OF THE FOREGOING CERTIFICATIONS BY SUBLANDLORD. These indemnity obligations shall survive the expiration or earlier termination of this Sublease.
(l)    Certified Access Specialist Disclosure.  For purposes of Section 1938 of the California Civil Code, Sublandlord hereby discloses to Subtenant, and Subtenant hereby acknowledges, that to Sublandlord’s actual knowledge, the Subleased Premises have not undergone inspection by a CASp.
California Civil Code Section 1938 states:
“A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”
Notwithstanding anything to the contrary in the Sublease, Sublandlord and Subtenant hereby agree that Subtenant shall be responsible for (i) the payment of the fee for any CASp inspection that Subtenant desires, and (ii) making, at Subtenant’s sole cost, any repairs necessary to correct violations of construction-related accessibility standards within the Subleased Premises, whether such violations occurred before or occur after the Effective Date, if such CASp inspection at Subtenant’s request reveals a violation, provided that such repairs shall be in accordance with the terms of the Sublease.  Subtenant hereby agrees that:  any CASp inspecting the Subleased Premises shall be approved by Sublandlord or Prime Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, Subtenant shall promptly deliver to Sublandlord and Prime Landlord any CASp report regarding all or part of the Subleased Premises obtained by Subtenant, and Subtenant shall keep information contained in any CASp report regarding the Subleased Premises confidential, except as may be necessary for Subtenant or its agents to complete any repairs or correct violations with respect to the Subleased Premises that Subtenant agrees to undertake.  Subtenant shall have no right to cancel or terminate the Sublease due to violations of construction-related accessibility standards within the Subleased Premises identified in a CASp report obtained during the Term.
(m)    Termination of License. The License shall terminate upon the Commencement Date of the Sublease and each of Sublandlord and Subtenant shall be released from their obligations thereof and any rights of Subtenant and Sublandlord with respect to the Subleased Premises thereafter should be governed by and in strict compliance with this Sublease.
(n)    Signage. Subtenant shall be entitled to all signage rights of Sublandlord as tenant pursuant to the Prime Lease, including the right to install internal directional, suite entry and lobby identification signage and directory (the, “Subtenant Signage”), provided that Subtenant shall be solely responsible for all costs and expenses incurred in connection with the Subtenant Signage.
22.    Furniture. Throughout the Term, Subtenant shall have the right to use all items of Sublandlord’s furniture, fixtures, and equipment that are located in the Subleased Premises as listed on Exhibit E attached hereto (the “Furniture”) at no charge to Subtenant. In the event Subtenant elects not to use any Furniture, Subtenant shall notify Sublandlord of the items of Furniture to be removed from the Subleased Premises and Sublandlord within ten (10) business days thereafter shall consent to Subtenant removing or disposing of such Furniture, or provide other instruction on how to dispose of such Furniture. Sublandlord has not made, does not make, and will not make, any representations or warranties of any kind, express or implied, to Subtenant with respect to the Furniture including, without limitation, any representations or warranties as to the condition or functionality of the Furniture, or the suitability of the Furniture for Subtenant’s purposes. Notwithstanding the foregoing, Sublandlord hereby represents and warrants to Subtenant that Sublandlord has full power and authority to permit Subtenant to use the Furniture.
23.    Security Deposit. Subtenant shall deposit with Sublandlord on or before receipt of the Prime Landlord’s Consent, the sum of [***] (the “Security Deposit”), which Sublandlord will hold as security for Subtenant’s faithful performance of all of the terms, covenants and conditions of this Sublease to be kept and performed by Subtenant during the period commencing on the Commencement Date and ending upon the expiration or termination of this Sublease. If an Event of Default occurs with respect to any provision of this Sublease, including any provision relating to the payment of Rent, then Sublandlord may, but is not required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or to compensate Sublandlord for any other loss or damage that Sublandlord suffers by reason of Subtenant’s Event of Default. If Sublandlord so uses or applies any portion of the Security Deposit, then Subtenant shall, within twenty (20) days following demand therefor, deposit cash with Sublandlord in an amount sufficient to restore the Security Deposit to its original amount, and Subtenant’s failure to do so shall be a material breach of this Lease. If Subtenant pays all of the Rent due under this Sublease and is not in default of its other covenants and obligations on its part to be performed under this Sublease, then Sublandlord shall return to Subtenant the Security Deposit, less any portion thereof which Sublandlord may have as permitted by this Section 23, within thirty (30) days after the expiration of the Term by lapse of time or earlier termination of the Sublease. The provisions of this Section 23 shall survive the expiration or earlier termination of this Sublease.
24.    Right of First Refusal. Throughout the Term, Sublandlord shall notify Subtenant in writing of any third party (“Interested Party”) who expresses a bona fide offer in the subleasing of the approximately three thousand rentable square feet or a portion thereof (“ROFR Space”), which is more particularly described as Exhibit F attached hereto, as evidenced by a proposed letter of intent, or similar document, submitted to Sublandlord by the Interested Party, with terms which Sublandlord is willing to accept, which shall include the monthly Base Rent (the “ROFR Notice”), which ROFR Notice shall include a complete, true copy of the proposed letter of intent or similar document. For a period of [***] following Subtenant’s receipt of the ROFR Notice, Subtenant shall have the right but not obligation to elect to sublease the ROFR Space by providing Sublandlord with written notice of such election (“Election Notice”). In the event that Subtenant delivers the Election Notice to Sublandlord, Subtenant and Sublandlord shall enter into an amendment to this Sublease(“ROFR Amendment”) in a form reasonably acceptable to Sublandlord and Subtenant, which ROFR Amendment shall include the sublease of the ROFR Space, at Subtenant’s election, on the same terms as the ROFR Notice (except that the Term shall expire on the Expiration Date), or on the same terms as this Amendment. The ROFR Amendment shall include that the ROFR Space shall be included in the Subleased Premises upon delivery of the ROFR in the condition agreed to by the parties, Base Rent shall be adjusted to include the RSF of the ROFR Premises at the applicable Monthly Base Rent/RSF, and Subtenant’s Proportionate Share shall be equitably and reasonably adjusted. If Subtenant does not send an Election Notice, Sublandlord may sublease the ROFR Space on terms no more favorable than those in the ROFR Notice.
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IN WITNESS WHEREOF, Sublandlord and Subtenant have each executed this Sublease on the day and year first hereinabove written.

SUBLANDLORD:

SENTI BIOSCIENCES, INC.,
a Delaware corporation

By:	/s/ Tim Lu
Name:	Tim Lu, M.D., Ph.D.
Title:	Chief Executive Officer

SUBTENANT:

GENEFAB, LLC
a Delaware limited liability company

By its sole member:

VALERE BIO, INC.
a Delaware corporation

By:	/s/ Philip Lee
Name:	Philip Lee
Title:	Chief Executive Officer

EXHIBIT A

OUTLINE OF SUBLEASED PREMISES AND SHARED SPACE

[***]
Exhibit A

EXHIBIT B

PRIME LEASE

[Attached]
Exhibit B

EXHIBIT C

PASS THROUGH SERVICES

[***]

Exhibit C

EXHIBIT D

LAB EQUIPMENT

Table 1: Dedicated Lab Equipment

[***]

Exhibit D

Table 2: Shared Lab Equipment
[***]

Exhibit D

Lab Equipment Terms and Conditions:

[***]

Exhibit D

EXHIBIT E

FURNITURE

[***]
Exhibit E

EXHIBIT F

ROFR SPACE

[***]

Exhibit F